Exhibit 99.1

FOR IMMEDIATE RELEASE

DELANCO BANCORP ANNOUNCES NEW DIRECTOR

DELANCO, NEW JERSEY June 27, 2013

Delanco Bancorp, Inc. (Delanco) (OTCQB: DLNO), the parent company of Delanco Federal Savings Bank (the Bank), today announced that Daniel Roccato, President of Quaker Wealth Management, LLC and Adjunct Professor at Rutgers University, has been appointed to the Board of Delanco and the Bank. “We welcome Dan as a Director,” said James E. Igo, Chairman and President of Delanco. “Dan has extensive business experience and connections in the local community that will serve us well as we continue to build our franchise into the premier community bank in our area.”

Mr. Roccato has extensive experience in the wealth management business, having previously worked at Merrill Lynch and Morgan Stanley before starting his own firm in 2006. In addition to his wealth management business, Mr. Roccato is an Adjunct Professor of Economics and Finance at Rutgers University and also provides financial analysis and commentary for Fox News. Mr. Roccato served as Mayor and Deputy Mayor in Moorestown Township while serving on the Town Council.

Delanco Federal Savings Bank operates two offices in Delanco and Cinnaminson, New Jersey.

FOR FURTHER INFORMATION CONTACT:

James E. Igo, Chairman and President

856-461-0611

www.delancofsb.com